UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2020

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series D Junior Participating Preferred Stock		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Section 382 Rights Agreement

On November 12, 2020, CNO Financial Group, Inc. (the “Company”) entered into a Fourth Amended and Restated Section 382 Rights Agreement, dated as of November 12, 2020 (as the same may be amended from time to time, the “Amended Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). The Amended Rights Agreement shall become effective on November 13, 2020. The Company’s board of directors (the “Board”) had previously declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that was paid to the stockholders of record as of the close of business on January 30, 2009 (the “Record Date”) pursuant to that certain Section 382 Rights Agreement, dated as of January 20, 2009 (the “Original Rights Agreement”), between the Company and the Rights Agent, which was amended and restated by that certain Amended and Restated Section 382 Rights Agreement, dated as of December 6, 2011, between the Company and the Rights Agent, as further amended by the Second Amended and Restated Section 382 Rights Agreement, dated as of November 13, 2014, as further amended by the Third Amended and Restated Section 382 Rights Agreement, dated as of October 3, 2017 (the “Third Amended Rights Agreement”).

The Third Amended Rights Agreement was scheduled to expire on November 13, 2020. In order to extend the term of the Third Amended Rights Agreement, and to amend certain other provisions therein, the Third Amended Rights Agreement was amended and restated in its entirety effective as of November 13, 2020. The amendments, among other things:

•extend the final expiration date of the Amended Rights Agreement to November 13, 2023;

•update the purchase price of the Rights; and

•provide for a new series of preferred stock relating to the Rights that is substantially identical to the prior series of preferred stock.

The Company expects to submit the Amended Rights Agreement to the Company’s stockholders for approval at the Company’s 2021 annual meeting of shareholders.

Description of Amended Rights Agreement

Purpose. The Amended Rights Agreement is intended to help protect the Company’s tax net operating loss carryforwards. The Board may redeem the Rights, as discussed more fully below. The Amended Rights Agreement is intended to act as a deterrent to any person (other than an Exempted Person (as defined below) or any person who has the status of a Threshold Holder (as defined below) on the date of the Amended Rights Agreement so long as such person does not increase its ownership above an additional 1% of Company 382 Securities (as defined below) then outstanding) from becoming or obtaining the right to become, a person who or which, together with all affiliates and associates of such person, is the beneficial owner of 4.99% or more of the shares of Common Stock or any other class of Company 382 Securities then outstanding (each such person, a “Threshold Holder”), without the approval of the Board.

The Rights. Pursuant to the Amended Rights Agreement, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series E Junior Participating Preferred Stock, par value $0.01 per share (the “Series E Preferred Stock”) of the Company at a price of $95.00 per one one-thousandth of a share of Series E Preferred Stock (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are as set forth in the Amended Rights Agreement.

Until the close of business on the earlier of (i) the tenth business day after the first date of a public announcement that a person (other than an Exempted Person (as defined below) or Grandfathered Person (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has become a Threshold Holder or (ii) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person (other than an Exempted Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the shares of Common Stock represented by the certificates for Common Stock or uncertificated book entry shares outstanding as of the Record Date, together with a copy of the summary of rights disseminated in connection with the original dividend of Rights.

The Amended Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date will contain a notation incorporating the Amended Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Amended Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or uncertificated book entry shares) outstanding as of the Record Date, even without a notation incorporating the Amended Rights Agreement by reference (or such notice, in the case of uncertificated book entry shares) and with or without a copy of the summary of rights included with the Amended Rights Agreement, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or uncertificated book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Certain Definitions.

“Approved Acquisition” shall mean (i) any acquisition of Company 382 Securities that would cause a person to qualify as a Threshold Holder and that is approved in advance by the Board, or (ii) a conversion (or other exchange) of Company 382 Securities for other Company 382 Securities where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

“Company 382 Securities” shall mean the Common Stock of the Company and any other interest that would be treated as “stock” of the Company for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).

“Exempted Person” shall mean (i) the Company, (ii) any subsidiary of the Company, (in the case of subclauses (i) and (ii) including, without limitation, in its fiduciary capacity), (iii) any employee benefit plan or compensation arrangement of the Company or of any subsidiary of the Company (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Company 382 Securities to the extent organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or for the purpose of funding any such employee benefit plan or compensation arrangement, (v) any person (together with its affiliates and associates) whose status as a Threshold Holder will, in the sole judgment of the Board, not jeopardize or endanger the availability to the Company of its net operating loss carryforwards to be used to offset its taxable income in such year or future years (but in the case of any person determined by the Board to be an Exempted Person pursuant to this subparagraph (v) only for so long as such person’s status as a Threshold Holder continues not to jeopardize or endanger the availability of such net operating loss carryforwards, as determined by the Board in its good faith discretion), or (vi) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board, any person who or which acquires Company 382 Securities from any such person.

“Grandfathered Person” shall mean any person who or which, together with all affiliates and associates of such person, was as of the date of the Amended Rights Agreement, the beneficial owner of 4.99% or more of the Company 382 Securities outstanding on such date, unless and until such time as such person after the date of the Amended Rights Agreement acquires beneficial ownership of additional shares or other interests in Company 382 Securities representing more than 1% of the Company 382 Securities then outstanding. Any Grandfathered Person who, together with all of its affiliates and associates, subsequently becomes the beneficial owner of less than 4.99% of the Company 382 Securities shall cease to be a Grandfathered Person.

Expiration. The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) the close of business on November 13, 2023, (ii) the close of business on November 12, 2021 if shareholder approval of the Amended Rights Agreement has not been received by or on such date, (iii) at the adjournment of the first annual meeting of the stockholders of the Company following the date hereof if stockholder approval of the Amended Rights Agreement has not been received prior to such time, (iv) the repeal of Section 382 or any successor statute if the Board determines that the Amended Rights Agreement is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward (the “Final Expiration Date”), subject to (x) the extension of the Amended Rights Agreement by the Board by the amendment of the Amended Rights Agreement or (y) the redemption or exchange of the Rights by the Company, as described below.

Adjustments. The Purchase Price payable, and the number of shares of Series E Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series E Preferred Stock, (ii) upon the grant to holders of the Series E Preferred Stock of certain rights or warrants to subscribe for or purchase Series E Preferred Stock at a price, or securities convertible into Series E Preferred Stock with a conversion price, less than the then current market price of the Series E Preferred Stock or (iii) upon the distribution to holders of the Series E Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series E Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Junior Participating Preferred Stock. Shares of Series E Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series E Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that the holders of Series E Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock. Each share of Series E Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Series E Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series E Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series E Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Effects of Triggering Events. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock and/or other securities or property having a market value of two times the Purchase Price.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock or the occurrence of an event described in the prior paragraph, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series E Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series E Preferred Stock or Common Stock will be issued (other than fractions of Series E Preferred Stock which are integral multiples of one one-thousandth of a share of Series E Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series E Preferred Stock or the Common Stock on the last trading day prior to the date of exercise.

Redemption. At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Amended Rights Agreement (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Amended Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Amended Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The foregoing description of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Rights Agreement filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01. above is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2020, the Board appointed Steven E. Shebik as a Director, increasing the size of the Board to 10 members. Mr. Shebik was also appointed to the Investment Committee and the Audit and Enterprise Risk Committee. Mr. Shebik’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 26, 2020, under the heading “Board and Governance Matters—Director Compensation.” Mr. Shebik’s compensation will be prorated to reflect the commencement date of his Board service. In addition, the Company expects to enter into an indemnification agreement with Mr. Shebik in substantially the form filed as Exhibit 10.16 to its Annual Report on Form 10-K for the year ended December 31, 2008.

On November 11, 2020, Director Charles J. Jacklin informed the Board that he will retire from the Board upon completion of his term at the 2021 annual meeting of shareholders. His decision to retire and not seek re-election to the Board was not based on any disagreement with the Company relating to its operations, policies or practices.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On November 12, 2020, the Company and Gary C. Bhojwani entered into an amendment (the “Amendment”) to Mr. Bhojwani’s existing employment agreement, which was set to expire on December 31, 2020. Pursuant to the Amendment, the term of Mr. Bhojwani’s employment agreement was extended through December 31, 2023. The Amendment also updated the existing employment agreement to reflect Mr. Bhojwani’s current base salary of $1,030,000 per year. Further, the Amendment provides Mr. Bhojwani with consistent classification of any future termination of his employment as between his employment agreement and any then-outstanding awards granted pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (as amended and/or restated from time to time). Except as explicitly amended by the Amendment, the terms of Mr. Bhojwani’s existing employment agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the matters discussed in Item 1.01 above, the Company will file with the office of the Secretary of State of the State of Delaware (i) on November 12, 2020 a Certificate of Designations (the “Certificate of Designations”) for the Series E Junior Participating Preferred Stock, par value $0.01 per share, of the Company relating to the Amended Rights Agreement, and (ii) on November 13, 2020 a Certificate of Elimination (the “Certificate of Elimination”) for the Series D Junior Participating Preferred Stock, par value $0.01 per share, of the Company relating to the Third Amended Rights Agreement. Copies of the Certificate of Designations and the Certificate of Elimination are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On November 11, 2020, the Company issued a press release announcing that the Board nominated Chetlur S. Ragavan for election as a Director at the 2021 annual meeting of shareholders.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01(d).	Financial Statements and Exhibits.

3.1	Certificate of Designations of Series E Junior Participating Preferred Stock of CNO Financial Group, Inc.
3.2	Certificate of Elimination of Series D Junior Participating Preferred Stock of CNO Financial Group, Inc.
4.1
Fourth Amended and Restated Section 382 Rights Agreement, dated as of November 12, 2020, between CNO Financial Group, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent, which includes the Certificate of Designations for the Series E Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1	Amendment to Amended and Restated Employment Agreement, dated as of November 12, 2020, between CNO Financial Group, Inc. and Gary C. Bhojwani.
99.1	Press release of CNO Financial Group, Inc., dated November 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: November 12, 2020
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer